Form 10-K, Exhibit 13
period 2006-12-31
World Monitor Trust III - Series G
filed 2007-03-30
CIK 1345992

Exhibit 13.1

WORLD MONITOR TRUST III — SERIES G

ANNUAL REPORT

December 31, 2006

WORLD MONITOR TRUST III — SERIES G

The financial statements are comprised of Section I, containing the financial statements of World Monitor Trust III — Series G as of December 31, 2006 and 2005, and for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005, and Section II, containing the financial statements of WMT III Series G/J Trading Vehicle LLC as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and the period from December 1, 2005 (commencement of operations) to December 31, 2005

SECTION I

PAGES
Report of Independent Registered Public Accounting Firm — Deloitte & Touche LLP	1

Financial Statements

Statements of Financial Condition	2

Statements of Operations	3

Statements of Changes in Unitholders’ Capital	4

Notes to Financial Statements	5 -11

SECTION II

Financial statements of WMT III Series G/J Trading Vehicle LLC as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Unitholders of

World Monitor Trust III – Series G

We have audited the accompanying statement of financial condition of World Monitor Trust III – Series G (the “Series”) as of December 31, 2006 and 2005, and the related statements of operations and changes in unitholders’ capital for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005. These financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Monitor Trust III – Series G at December 31, 2006 and 2005, and the results of its operations and changes in its unithholders’ capital for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

March 28, 2007

WORLD MONITOR TRUST III — SERIES G

STATEMENTS OF FINANCIAL CONDITION

December 31, 2006 and 2005

	2006	2005
ASSETS
Cash	$164,351	$252
Investment in WMT III Series G/J Trading Vehicle LLC (99.80% and 100.54% of net asset value, respectively)	2,076,609	509,406
Accounts receivable - net	350	0

Total assets	$2,241,310	$509,658

LIABILITIES
Accrued expenses	$516	$1,234
Service fee payable	0	875
Sales commission payable	0	438
Management fee payable	0	219
Offering costs payable	0	219
Subscriptions received in advance	160,000	0

Total liabilities	160,516	2,985

UNITHOLDERS’ CAPITAL
Class I Units:
Unitholders - 8,943.612 and 5,000 units outstanding at December 31, 2006 and 2005, respectively.	895,939	482,546
Managing Owners Interests - 143.811 and 250 units outstanding at December 31, 2006 and 2005, respectively.	14,406	24,127
Class II Units:
Unitholders - 11,696.327 and 0 units outstanding at December 31, 2006 and 2005, respectively.	1,158,403	0
Managing Owners Interests - 121.630 and 0 units outstanding at December 31, 2006 and 2005, respectively.	12,046	0

Total unitholders’ capital	2,080,794	506,673

Total liabilities and unitholders’ capital	$2,241,310	$509,658

NET ASSET VALUE PER UNIT
Class I	$100.18	$96.51

Class II	$99.04

See accompanying notes.

WORLD MONITOR TRUST III — SERIES G

STATEMENTS OF OPERATIONS

For the Year ended December 31, 2006 and the

Period December 1, 2005 (commencement of operations) to December 31, 2005

	2006	2005
NET GAIN(LOSS) ALLOCATED FROM
WMT III SERIES G/J TRADING VEHICLE LLC:
REVENUES
Realized	$(13,884)	$(20,970)
Change in unrealized	58,186	6,554
Interest income	57,572	1,614

Total revenues/(losses)	101,874	(12,802)

EXPENSES
Brokerage commissions	7,839	337
Advisor management fee	32,220	1,064
Advisor incentive fee	934	—
Operating expenses	3,135	1,391

Total expenses	44,128	2,792

NET GAIN(LOSS) ALLOCATED FROM
WMT III SERIES G/J TRADING VEHICLE LLC	57,746	(15,594)

NET (LOSS) FROM SERIES OPERATIONS:
REVENUES
Interest income	5,764	252

EXPENSES
Management fee	6,393	219
Service fee Class I Units	16,190	875
Sales commission	12,786	438
Operating expenses	15,973	1,234

Total expenses	51,342	2,766

NET (LOSS) FROM SERIES OPERATIONS	(45,578)	(2,514)
NET GAIN (LOSS)	$12,168	$(18,108)

NET GAIN (LOSS) PER WEIGHTED AVERAGE
UNITHOLDER AND MANAGING OWNER UNIT
Net gain (loss) per weighted average Unitholder and Managing Owner Unit
Class I	$(0.48)	$(3.45)

Class II	$2.02

Weighted average number of Units outstanding
Class I	7,563	5,250

Class II	7,830

See accompanying notes.

WORLD MONITOR TRUST III — SERIES G

STATEMENTS OF CHANGES IN UNITHOLDERS’ CAPITAL

For the Year Ended December 31, 2006 and the Period December 1, 2005 to December 31, 2005

	Class I				Class II
	Unitholders		Managing Owner Interests		Unitholders		Managing Owner Interests		Total
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Unitholders’ capital at
December 31, 2004	0	$0	10.000	$1,000	—	$0	—	$0	10.000	$1,000
Additions	5,000.000	500,000	240.000	24,000					5,240.000	524,000
Net Loss		(17,245)		(863)						(18,108)
Offering costs		(209)		(10)						(219)

Unitholders’ capital at
December 31, 2005	5,000.000	482,546	250.000	24,127	—	$0	—	$0	5,250.000	506,673
Additions	8,123.612	829,100	13.895	1,400	11,696.327	1,145,000	121.630	12,000	19,955.464	1,987,500
Redemptions	(4,180.000)	(407,137)	(120.084)	(12,000)	—	0	—	0	(4,300.084)	(419,137)
Net gain (loss)		(4,627)		1,001		15,738		56		12,168
Offering costs		(3,943)		(122)		(2,335)		(10)		(6,410)

Unitholders’ capital at
December 31, 2006	8,943.612	$895,939	143.811	$14,406	11,696.327	$1,158,403	121.630	$12,046	20,905.380	$2,080,794

See accompanying notes.

WORLD MONITOR TRUST III — SERIES G

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

Each Series is initially divided into two classes: Class I Units and Class II Units. The Class I and Class II Units are identical except for the applicable service fee charged to each Class.

Effective December 1, 2005, Series G allocated its net assets to WMT III Series G/J Trading Vehicle LLC, (the “Trading Vehicle”) and received a Voting Membership Interest in the Trading Vehicle. The Trading Vehicle was formed to function as an aggregate trading vehicle. The sole members of the Trading Vehicle are Series G and Series J. Preferred Investment Solutions Corp. is the Managing Owner of all Series and has been delegated administrative authority over the operations of the Trading Vehicle. The Trading Vehicle engages in the speculative trading of futures contracts, options on futures contracts and forward currency contracts. The financial statements of the Trading Vehicle, including the condensed schedule of investments, are included in Section II of these financial statements and should be read in conjunction with Series G’s financial statements.

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

WORLD MONITOR TRUST III — SERIES G

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 1. ORGANIZATION (CONTINUED)

D.	Exchanges, Redemptions and Termination (Continued)

Redemptions are permitted on a monthly basis. Class I Units redeemed prior to the first anniversary of their purchase will be subject to a redemption charge of up to 2% of the net asset value per Unit at which they were redeemed. Redemption fees are paid to the Selling Agent, Kenmar Securities, Inc., an affiliate of the Managing Owner. There is no redemption charge associated with Class II Units.

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

Series G has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, “Statement of Cash Flows — Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, Series G has provided general indemnifications to the Managing Owner, and others when they act, in good faith, in the best interests of Series G. Series G is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

The SEC Staff Accounting Bulletin 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”, which provides guidance on quantifying and evaluating the materiality of unrecorded misstatements. It is effective for the first annual period ending after November 15, 2006. Preferred as Managing Owner of the Series G has evaluated the impact, if any, the implementation of SAB 108 may have on its financial statements. In Preferred’s opinion, no material unrecorded misstatements are in existence as of December 31, 2006 that would require a cumulative effect adjustment to the financial statements.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that Series G recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. Preferred as Managing Owner of Series G has evaluated the impact of adopting FIN 48 on Series G’s financial statements. In Preferred’s opinion as of December 31, 2006, FIN 48 has no material impact on Series G, as Series G’s tax position is based on established tax precedence for the tax treatment of investment partnerships as flow through tax entities.

WORLD MONITOR TRUST III — SERIES G

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (continued)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. Series G is currently evaluating the impact of adopting SFAS No. 157 on its financial statements. At this time, the impact to Series G’s financial statements has not been determined.

Cash represents amounts deposited with clearing brokers and banks, a portion of which are restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded. Series G receives interest on all cash balances held by the clearing brokers at prevailing rates.

B.	Income Tax Reporting

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

The investment in the Trading Vehicle is reported in Series G’s statement of financial condition at fair value. Fair value ordinarily is the value determined for the Trading Vehicle in accordance with the Trading Vehicle’s valuation policies and reported at the time of Series G’s valuation by the management of the Trading Vehicle. Generally, the fair value of Series G’s investment in the Trading Vehicle represents the amount that Series G could reasonably expect to receive from the Trading Vehicle if Series G’s investment were redeemed at the time of valuation, based on information available at the time the valuation was made and that Series G believes to be reliable. Series G records its proportionate share of each item of income and expense from its investment in the Trading Vehicle in the statements of operations.

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

Initial offering costs (exclusive of the initial selling fee), totaling $1,450,801 were advanced by the Managing Owner.

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

WORLD MONITOR TRUST III — SERIES G

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. Offering Costs (continued)

The amount of monthly reimbursement due to the Managing Owner is charged directly to unitholders’ capital. During the period December 1, 2005 (commencement of operations) to December 31, 2005 and the period January 1, 2006 to December 31, 2006, Series G’s calculated offering costs reimbursement exceeded 0.50% per annum of the Net Asset Value of Series G. Series G was only liable for the amount up to the 0.50% per annum limitation.

The Series is liable for payment of initial and ongoing offering costs on a monthly basis. If a Series terminates prior to completion of payment of such amounts to the Managing Owner, the Managing Owner will not be entitled to any additional payments, and the Series will have no further obligation to the Managing Owner. The amount of monthly reimbursement due to the Managing Owner is charged directly to unitholders’ capital.

F. Interest Income

During the period December 1, 2005 (commencement of operations) to December 31, 2005, interest income included interest earned on subscription monies held in escrow prior to December 1, 2005, in addition to interest income earned in the Trading Vehicle and in Series G. During the period ended December 31, 2006, interest income consisted of interest earned in the Trading Vehicle and in Series G.

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

Note 4. SERVICE FEES AND SALES COMMISSIONS

Series G pays a service fee with respect to Class I Units, monthly in arrears, equal to 1/12 of 2% ( 2% per annum) of the Net Asset Value per unit of the outstanding Class I Units as of the beginning of the month. The service fee is paid directly by Series G to the Selling Agent, Kenmar Securities, Inc., an affiliate of the Managing Owner. The Selling Agent is responsible for paying all commissions owing to the correspondent selling agents, who are entitled to receive from the Selling Agent an initial commission equal to 2% of the initial Net Asset Value per Unit of each Class I Unit sold by them, payable on the date such Class I Units are purchased. Commencing with the 13th month after the purchase of a Class I Unit, the correspondent selling agent receives an ongoing monthly commission equal to 1/12th of 2% (2% per annum) of the Net Asset Value per Class I Unit as of the beginning of each month of the Class I Units sold by them.

Class II unitholders are not a assessed service fees.

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

Note 6. OPERATING EXPENSES

Operating expenses of Series G, are paid for by Series G. However, during the period December 1, 2005 (commencement of operations) to December 31, 2005, the Managing Owner paid $19,341 of operating expenses on behalf of Series G. For the period ended December 31, 2006 the Managing Owner has agreed to pay $36,781 of operating expenses on behalf of Series G.

WORLD MONITOR TRUST III — SERIES G

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7. INVESTMENT IN WMT III SERIES G/J TRADING VEHICLE LLC

Effective December 1, 2005, Series G invested a substantial portion of its assets in the Trading Vehicle. Series G’s investments in the Trading Vehicle represents approximately 8.20% and 4.83% of the net asset value of the Trading Vehicle at December 31, 2006 and 2005, respectively. The investment in the Trading Vehicle is subject to the Organization Agreement of the Trading Vehicle.

Summarized information for this investment is as follows:

	Net Asset Value Dec 1, 2005	Investments	(Loss)	Redemp- tions	Net Asset Value Dec 31, 2005	Investments	Gain (Loss)	Redemp- tions	Net Asset Value Dec 31, 2006
WMT III Series G/J
Trading Vehicle LLC	$—	$525,000	$(15,594)	$—	$509,406	$1,976,634	$57,746	$(467,177)	$2,076,609

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

WORLD MONITOR TRUST III — SERIES G

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 9. FINANCIAL HIGHLIGHTS

The following information presents per unit operating performance data and other supplemental financial data for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005. This information has been derived from information presented in the financial statements.

	Class I		Class II
Per Unit Performance	2006 (6)	2005 (7)	2006 (8)
(for a unit outstanding throughout the entire period)
Net asset value per unit, beginning of the year/period	$96.51	$100.00	$100.00

Gain (loss) from operations: (3)
Net realized and change in unrealized gain (loss) (1)	8.03	(2.75)	(0.24)
Interest income (1)	5.19	0.36	3.07
Expenses (1)	(9.01)	(1.06)	(3.49)

Total gain (loss) from operations	4.21	(3.45)	(0.66)

Offering costs (1)	(0.54)	(0.04)	(0.30)

Net increase (decrease) for the year/period	3.67	(3.49)	(0.96)

Net asset value per unit, end of the year/period	$100.18	$96.51	$99.04

Total Return (5)
Total return before incentive fee	4.09%	(3.49)%	(1.12)%
Incentive fee	(0.29)%	0.00%	0.16%

Total return after incentive fee	3.80%	(3.49)%	(0.96)%

Supplemental Data
Ratios to average net asset value: (3) (9)
Net investment (loss) before incentive fee (2)	(3.54)%	(8.44)%	(1.01)%
Incentive fee (5)	(0.29)%	0.00%	0.16%

Net investment (loss) after incentive fee	(3.83)%	(8.44)%	(0.85)%

Interest income	5.21%	4.27%	5.37%

Incentive fees (5)	0.29%	0.00%	(0.16)%
Other expenses (4)	8.75%	12.70%	6.38%

Total expenses	9.04%	12.70%	6.22%

Total returns are calculated based on the change in value of a unit during the period. An individual unitholders’ total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)

Net realized and change in unrealized gain (loss) per unit, interest income per unit, expenses per unit and offering costs per unit are calculated by dividing net realized and change in unrealized gain (loss), interest income, expenses and offering costs by the weighted average number of units outstanding during the period. Net realized gain (loss) and change in net unrealized gain (loss) is a balancing amount necessary to reconcile the change in net asset value per interest with the other per interest information.

(2)	Represents interest income less total expenses (exclusive of incentive fees). All components of the net investment loss ratio have been annualized
(3)	Includes Series G’s proportionate share of income and expenses from WMT III Series G/J Trading Vehicle LLC.
(4)	All components of other expenses ratio have been annualized.
(5)	Not annualized.
(6)	For the year ended December 31, 2006.
(7)	For the period December 1, 2005 to December 31, 2005.
(8)	For the period June 1, 2006 to December 31, 2006.
(9)	If the Trust had borne all its expenses that were reimbursed or waived by the Managing Owner, the annualized expense and net investment loss ratios would be as follows:

WORLD MONITOR TRUST III — SERIES G

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 9. FINANCIAL HIGHLIGHTS (CONTINUED)

	Class I 2006	Class I 2005	Class II 2006
Expense Ratio	12.96%	16.39%	7.17%
Net investment loss before incentive fee	(7.45)%	(12.12)%	(1.96)%
Incentive Fee	(0.29)%	0.00%	0.16%
Net investment loss after incentive fee	(7.74)%	(12.12)%	(1.80)%

SECTION II

Exhibit GJ

WMT III SERIES G/J TRADING VEHICLE LLC

ANNUAL REPORT

December 31, 2006

WMT III SERIES G/J TRADING VEHICLE LLC

TABLE OF CONTENTS

PAGES

Reports of Independent Registered Public Accounting Firm	1

Financial Statements

Statements of Financial Condition	2

Condensed Schedules of Investments	3

Statements of Operations	4

Statements of Changes in Members’ Capital (Net Asset Value)	5

Notes to Financial Statements	6 – 11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Members of

World Monitor Trust III Series G/J Trading Vehicle LLC

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of World Monitor Trust III Series G/J Trading Vehicle LLC (the “Trust”) as of December 31, 2006 and 2005, and the related statements of operations and changes in members’ capital for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Monitor Trust III Series G/J Trading Vehicle LLC at December 31, 2006 and 2005, and the results of its operations and changes in its members’ capital for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

March 28, 2007

WMT III SERIES G/J TRADING VEHICLE LLC

STATEMENTS OF FINANCIAL CONDITION

December 31, 2006 and 2005

	2006	2005
ASSETS
Cash in commodity trading accounts	$24,478,301	$10,427,355
Net unrealized gain on open futures contracts	525,372	61,653
Net unrealized gain on open forward contracts	325,380	74,001
Interest receivable	99,446	32,357

Total assets	$25,428,499	$10,595,366

LIABILITIES
Accrued expenses	$32,134	$28,800
Commissions payable	3,576	843
Advisor fee payable	53,106	22,012

Total liabilities	88,816	51,655

MEMBERS’ CAPITAL
Member G - Class I	908,532	509,406
Member G - Class II	1,168,077	0
Member J - Class I	22,158,018	10,034,305
Member J - Class II	1,105,056	0

Total members’ capital	25,339,683	10,543,711

Total liabilities and members’ capital	$25,428,499	$10,595,366

See accompanying notes.

WMT III SERIES G/J TRADING VEHICLE LLC

CONDENSED SCHEDULES OF INVESTMENTS

December 31, 2006 and 2005

	2006		2005
Futures and Forward Contracts	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Net Asset Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Net Asset Value
Long futures contracts
Commodities	$11,825	0.05%	$1,605	0.01%
Interest rates	(64,318)	(0.25)%	21,025	0.20%
Metals	(16,513)	(0.07)%	54,528	0.52%
Stock indices	198,600	0.78%	26,579	0.25%
Other	8,813	0.03%	0	0.00%

Total long futures contracts	138,407	0.54%	103,737	0.98%

Short futures contracts
Energy	78,298	0.31%	0	0.00%
Commodities	3,290	0.01%	(12,463)	(0.12)%
Interest rates	347,838	1.38%	248	0.00%
Metals	12,850	0.05%	(29,869)	(0.28)%
Stock indices	(42,545)	(0.17)%	0	0.00%
Other	(12,766)	(0.05)%	0	0.00%

Total short futures contracts	386,965	1.53%	(42,084)	(0.40)%

Total futures contracts	$525,372	2.07%	$61,653	0.58%

Long forward currency contracts	$333,447	1.32%	$(71,768)	(0.68)%
Short forward currency contracts	(8,067)	(0.03)%	145,769	1.38%

Total forward currency contracts	$325,380	1.29%	$74,001	0.70%

See accompanying notes.

WMT III SERIES G/J TRADING VEHICLE LLC

STATEMENTS OF OPERATIONS

For the Year ended December 31, 2006 and

the period December 1, 2005 (commencement of operations) to December 31, 2005

	2006	2005
REVENUES
Realized	$651,531	$(434,052)
Change in unrealized	715,098	135,654
Interest income	895,448	33,425

Total revenues/(losses)	2,262,077	(264,973)

EXPENSES
Brokerage commissions	132,635	6,985
Advisor incentive fees	107,871	0
Advisor management fees	510,442	22,012
Operating expenses	57,331	28,800

Total expenses	808,279	57,797

Net Gain (Loss)	$1,453,798	$(322,770)

See accompanying notes.

WMT III SERIES G/J TRADING VEHICLE LLC

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the Year ended December 31, 2006 and

the period December 1, 2005 (commencement of operations) to December 31, 2005

	Members’ Capital
	Member G - Class I	Member G - Class II	Member J - Class I	Member J - Class II	Total

Balance at December 1, 2005 (commencement of operations)	$0	$0	$0	$0	$0
Additions	525,000	0	10,341,481	0	10,866,481
Redemptions	0	0	0	0	0
Net (loss)	(15,594)	0	(307,176)	0	(322,770)

Balance at December 31, 2005	509,406	0	10,034,305	0	10,543,711
Additions	819,634	1,157,000	11,581,883	1,096,744	14,655,261
Redemptions	(451,873)	(15,304)	(835,384)	(10,526)	(1,313,087)
Net gain	31,365	26,381	1,377,214	18,838	1,453,798

Balance at December 31, 2006	$908,532	$1,168,077	$22,158,018	$1,105,056	$25,339,683

See accompanying notes.

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS

Note 1. ORGANIZATION

A.	General Description of the Trading Vehicle

WMT III Series G/J Trading Vehicle LLC (the “Trading Vehicle”) is a limited liability company organized under the laws of Delaware on March 10, 2005 which will terminate on December 31, 2054 unless terminated sooner under the provisions of the Organization Agreement. The Trading Vehicle commenced trading operations on December 1, 2005. The Trading Vehicle was formed to engage in the speculative trading of a diversified portfolio of futures contracts, options on futures contracts and forward currency contracts. Preferred Investment Solutions Corp. (“Preferred”) is the Managing Owner of the Trading Vehicle. The Trading Vehicle currently consists of four members: World Monitor Trust III – Series G, Class I (“Member G-Class I”), World Monitor Trust III – Series G, Class II (“Member G-Class II”), World Monitor Trust III – Series J, Class I (“Member J-Class I”) and World Monitor Trust III – Series J, Class II (“Member J-Class II”) (collectively, the “Members”). Preferred is also the Managing Owner of each of the Members. Upon making the initial capital contribution, each Member received Voting Membership Interests.

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

The SEC Staff Accounting Bulletin 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”, which provides guidance on quantifying and evaluating the materiality of unrecorded misstatements. It is effective for the first annual period ending after November 15, 2006. Preferred as Managing Owner of the Trading Vehicle has evaluated the impact, if any, the implementation of SAB 108 may have on its financial statements. In Preferred’s opinion, no material unrecorded misstatements are in existence as of December 31, 2006 that would require a cumulative effect adjustment to the financial statements.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Trading Vehicle recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. Preferred as Managing Owner of the Trading Vehicle has evaluated the impact of adopting FIN 48 on the Trading Vehicle’s financial statements. In Preferred’s opinion as of December 31, 2006, FIN 48 has no material impact on the Trading Vehicle, as the Trading Vehicle’s tax position is based on established tax precedence for the tax treatment of investment partnerships as flow through tax entities.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. Preferred as Managing Owner of the Trading Vehicle is currently evaluating the impact of adopting SFAS No. 157 on its financial statements. At this time, the impact to the Trading Vehicle’s financial statements has not been determined.

B.	Income Taxes

The Trading Vehicle is treated as a partnership for Federal income tax purposes. As such, the Trading Vehicle is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Trading Vehicle may be subject to other state and local taxes in jurisdictions in which it operates.

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C.	Capital Accounts

The Trading Vehicle accounts for additions, allocations of net gain (loss) and redemptions on a per member capital account basis.

The Trading Vehicle allocates profits and losses to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Trading Vehicle during the month. Distributions (other than redemptions of capital) may be made at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Trading Vehicle has not and does not presently intend to make any distributions.

D.	Foreign Currency Transactions

The Trading Vehicle’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in operations currently.

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

Additionally, the Trading Vehicle pays the Trading Advisor an incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). The incentive fee accrues monthly and is paid quarterly. For the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005, the Trading Advisor earned incentive fees of $107,871 and $0, respectively.

Note 4. OPERATING EXPENSES

Operating expenses of the Trading Vehicle are paid for by the Trading Vehicle.

Note 5. DEPOSITS WITH BROKER

The Trading Vehicle deposits funds with UBS Securities LLC to act as broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. The Trading Vehicle also deposits collateral with UBS AG for margin against over-the-counter forward and foreign exchange deals. Margin requirements are satisfied by the deposit of cash with such broker. The Trading Vehicle earns interest income on assets deposited with the broker at competitive rates

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note	6. ADDITIONS, DISTRIBUTIONS AND REDEMPTIONS

Additional investments in the Trading Vehicle can be made monthly subject to the terms of the Organization Agreement.

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

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

B.	Credit Risk (Continued)

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

The Managing Owner attempts to minimize both credit and market risks by requiring the Trading Vehicle and its Trading Advisor to abide by various trading limitations and policies. Preferred monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among the Trading Vehicle, Preferred and the Trading Advisor, the Trading Vehicle shall automatically terminate the Advisory Agreement, if the net asset value allocated to the Trading Advisor declines as of the end of any business day by at least 40% from the value at the beginning of any calendar year or since the effective date of the Advisory Agreement. The decline in net asset value is after giving effect for distributions, subscriptions and redemptions.

The Trading Vehicle’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by Commodity Futures Trading Commission (“CFTC”) regulations to separately account for and segregate as belonging to the Trading Vehicle all assets of the Trading Vehicle relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At December 31, 2006 and 2005, such segregated assets totaled $22,129,652 and $10,705,114, respectively. Part 30.7 of the CFTC regulations also requires the Trading Vehicle’s futures commission merchant to secure assets of the Trading Vehicle related to foreign futures trading which totaled $2,497,027 and $(216,106) at December 31, 2006 and 2005, respectively. There are no segregation requirements for assets related to forward trading.

As of December 31, 2006, all open futures and forward contracts mature between January 2007 and June 2008.

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8. FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Trading Vehicle for the year end December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005. This information has been derived from information presented in the financial statements

	2006	2005
Total Return(1)
Total return before incentive fee	9.40%	(2.97)%
Incentive fee	(0.55)%	0.00%

Total return after incentive fee	8.85%	(2.97)%

Ratios to average net asset value:
Expenses prior to incentive fee	3.56%	6.38	% (2)
Incentive fee (1)	0.55%	0.00%

Total expenses and incentive fee	4.11%	6.38%

Net investment gain / (loss) (3)	0.99%	-2.69	% (2)

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fee).

Total returns and ratios to average net asset value are calculated for Members’ capital taken as a whole. An individual Member’s total return and ratios may vary from the above return and ratios based on the timing of additions and redemptions. Net realized gain and change in net unrealized gain on commodity transactions is a balancing amount necessary to reconcile the change in net asset value per interest with other per interest information.